As filed with the Securities and Exchange Commission on May 6, 2015

Registration No. 333-203178

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GELESIS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	2834	20-4909933
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

501 Boylston Street, Suite 6102

Boston, Massachusetts 02116

(617) 456-4718

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Yishai Zohar

Chief Executive Officer

Gelesis, Inc.

501 Boylston Street, Suite 6102

Boston, Massachusetts 02116

(617) 456-4718

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James T. Barrett, Esq. Stacie S. Aarestad, Esq. Locke Lord LLP 111 Huntington Avenue Boston, Massachusetts 02199 (617) 239-0100	Michael D. Maline, Esq. Ettore A. Santucci, Esq. Goodwin Procter LLP The New York Times Building 620 Eighth Avenue New York, New York 10018 (212) 813-8800

Approximate date of commencement of proposed sale to public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐	Non-accelerated filer	☒	Smaller reporting company	☐

(Do not check if a smaller reporting company)

EXPLANATORY NOTE

This Amendment No. 2 to the Registration Statement on Form S-1 of Gelesis, Inc. (File No. 333-203178) is being filed solely for the purpose of filing Exhibits 3.7 and 10.18. This Amendment No. 2 does not modify any provisions of the prospectus constituting Part I of the Registration Statement or Items 13, 14, 15 or 17 of Part II of the Registration Statement. Accordingly, such prospectus has not been included herein.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the expenses to be incurred in connection with the offering described in this Registration Statement, other than underwriting discounts and commissions, all of which will be paid by us. All amounts are estimates except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc. filing fee.

Securities and Exchange Commission registration fee	7,483
Financial Industry Regulatory Authority, Inc. filing fee	10,160
NASDAQ Global Market listing fee	125,000
Accountants’ fees and expenses	600,000
Legal fees and expenses	1,500,000
Blue sky fees and expenses	10,000
Transfer agent’s fees and expenses	10,000
Printing and engraving expenses	150,000
Miscellaneous	87,357

Total expenses	$2,500,000

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our certificate of incorporation provides that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation provides that we will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful.

Our certificate of incorporation also provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee or, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred by him or her or on his or her behalf in connection therewith. If we do not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into indemnification agreements with our directors. In general, these agreements provide that we will indemnify the director to the fullest extent permitted by law for claims arising in his or her capacity as a director of our Company or in connection with his or her service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director makes a claim for indemnification and establish certain presumptions that are favorable to the director.

We maintain a general liability insurance policy which covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

The underwriting agreement we will enter into in connection with the offering of common stock being registered hereby provides that the underwriters will indemnify, under certain conditions, our directors and officers (as well as certain other persons) against certain liabilities arising in connection with such offering.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding shares of common stock and warrants issued, and options granted, by us within the past three years that were not registered under the Securities Act of 1933, as amended, or the Securities Act. Also included is the consideration, if any, received by us for such shares, warrants and options and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

(a) Note Conversion Transaction

In April 2011, we entered into a note conversion agreement with existing investors to convert the outstanding principal and interest due under certain convertible subordinated promissory notes, or Convertible Bridge Notes, issued pursuant to a note purchase agreement dated December 18, 2009, as amended and restated on March 4, 2010 and further amended on July 15, 2010, into shares of our Common Stock and Series A-1 Preferred Stock. At the closing, we issued a total of 1,636,982 shares of Common Stock and 5,771,999 shares of Series A-1 Preferred Stock, at a price of $0.63 per unit, whereby each unit was comprised of one share of Series A-1 Preferred Stock and 0.2836 share of Common Stock, for an aggregate price of $3,638,696.

No underwriters were involved in the foregoing issuance. The securities described in this section (a) of Item 15 were issued to investors in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(a)(2) under the Securities Act, relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required. All investors described above represented to us in connection with the issuance of the securities that they were accredited investors and were acquiring the securities for their own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. The investors received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from such registration.

(b) Series A-2 Convertible Preferred Stock Financing

In May 2011, we entered into a stock purchase agreement with existing investors to issue and sell shares of our Series A-2 Convertible Preferred Stock. At the closing, we issued a total of 4,094,609 shares of Series A-2 Convertible Preferred Stock, at a price of $0.74 per share, for an aggregate price of $2,811,258.

No underwriters were involved in the foregoing issuance. The securities described in this section (b) of Item 15 were issued to investors in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(a)(2) under the Securities Act, relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required. All investors described above represented to us in connection with the issuance of the securities that they were accredited investors and were acquiring the securities for their own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. The investors received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from such registration.

(c) Series A-3 Convertible Preferred Stock Financing

In June 2012, we entered into a stock purchase agreement with existing investors to issue and sell shares of our Series A-3 Convertible Preferred Stock. At the closing, we issued a total of 5,263,223 shares of Series A-3 Convertible Preferred Stock, at a price of $0.85 per share, for an aggregate price of $4,435,490. In addition, we issued a warrant to purchase 839,857 shares of our Series A-3 Convertible Preferred Stock to One S.r.l. with an exercise price of $0.01 per share.

No underwriters were involved in the foregoing issuance. The securities described in this section (c) of Item 15 were issued to investors in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(a)(2) under the Securities Act, relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required. All investors described above represented to us in connection with the issuance of the securities that they were accredited investors and were acquiring the securities for their own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. The investors received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from such registration.

(d) Series A-4 Convertible Preferred Stock Financing

In August 2013, we entered into a stock purchase agreement with existing investors to issue and sell shares of our Series A-4 Convertible Preferred Stock, Common Shares of Gelesis, LLC and rights to acquire warrants to purchase additional shares of our Series A-4 Convertible Preferred Stock and Common Shares of Gelesis, LLC. At the closing, we issued a total of (i) 5,075,166 shares of Series A-4 Convertible Preferred Stock, at a price of $0.81 per share, (ii) 5,075,166 Common Shares of Gelesis, LLC, at a price of $0.04 per share, (iii) rights to acquire warrants to purchase a total of 2,537,582 additional shares of our Series A-4 Convertible Preferred Stock upon the occurrence of certain specified events and (iv) rights to acquire a total of 2,537,582 additional Common Shares of Gelesis, LLC upon the occurrence of certain specified events, all for an aggregate price of $4,313,890.

No underwriters were involved in the foregoing issuance. The securities described in this section (d) of Item 15 were issued to investors in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(a)(2) under the Securities Act, relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required. All investors described above represented to us in connection with the issuance of the securities that they were accredited investors and were acquiring the securities for their own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. The investors received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from such registration.

(e) 2014 Convertible Promissory Note Financing

Between April 16, 2014 and September 30, 2014, we issued convertible promissory notes to certain investors in the aggregate original principal amount of $3,940,000, or 2014 Notes, with interest accruing at a rate of 10% per annum and a maturity date of September 30, 2015. Pursuant to the terms of the 2014 Notes, upon the closing of a “qualified financing” resulting in gross proceeds to the Company of not less than $3,500,000, the unpaid principal balance of the 2014 Notes plus any accrued interest thereon, automatically converts into the securities issued and sold to the investors in the qualified financing at a 30% discount to the price per security paid in such qualified financing.

No underwriters were involved in the foregoing issuance. The securities described in this section (e) of Item 15 were issued to investors in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(a)(2) under the Securities Act, relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required. All investors described above represented to us in connection with the issuance of the securities that they were accredited investors and were acquiring the securities for their own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. The investors received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from such registration.

(f) Gelesis, LLC Reorganization

On January 30, 2015, we issued an aggregate of 94,109 shares of our common stock in connection with the reorganization of Gelesis, LLC. The shares of our common stock were issued to our existing stockholders in exchange for common shares of Gelesis, LLC held by them. The number of shares of our common stock issued in connection with the reorganization was determined by an exchange ratio calculated based on the relative per share value of Gelesis, LLC common shares and our common stock. The valuations were prepared by an independent third party appraisers and approved by our Board of Directors.

No underwriters were involved in the foregoing issuance. The securities described in this section (f) of Item 15 were issued to investors in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(a)(2) under the Securities Act, relative to transactions by an issuer not involving any public offering, to the extent an exemption from such registration was required. All investors described above represented to us in connection with the issuance of the securities that they were accredited investors and were acquiring the securities for their own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. The investors received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from such registration.

(g) Series A-5 Convertible Preferred Stock Financing

In March 2015, we entered into a stock purchase agreement with new and existing investors to issue and sell shares of our Series A-5 Convertible Preferred Stock. At the initial closing, we issued a total of 6,851,626 shares of Series A-5 Convertible Preferred Stock, of which 5,113,637 shares were issued at a price of $3.52 per share in cash and 1,737,989 shares were issued in connection with the conversion of principal and accrued interest on our 2014 Notes, at a 30% discount pursuant to the terms of the 2014 Notes, at price of $2.464 per share, all for an aggregate price of $22,282,418. In a subsequent and final closing in April 2015, we issued a total of 119,712 shares of Series A-5 Convertible Preferred Stock at price of $3.52 per share resulting in gross proceeds of $421,386, consisting of $202,812 in cash and firm commitments for an additional $218,574.

No underwriters were involved in the foregoing issuance. The securities described in this section (g) of Item 15 were issued to investors in reliance upon the exemption from the registration requirements of the Securities Act, as set forth in Section 4(a)(2) under and Regulation S of the Securities Act, relative to transactions by an issuer not involving any public offering and offerings made outside the United States, to the extent an exemption from such registration was required. All investors described above represented to us in connection with the issuance of the securities that they were accredited investors and were acquiring the securities for their own account for investment purposes only and not with a view to, or for sale in connection with, any distribution thereof. The investors received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration statement or an available exemption from such registration.

(h) Restricted Common Stock

On January 27, 2011 we issued an aggregate of 31,182 shares of restricted common stock to our directors, consultants and employees pursuant to restricted stock agreements under our 2006 Plan. The restricted common stock had an estimated fair value of $13.75 and purchase price of $0.36 per share.

The shares of restricted common stock issued as described in this section (h) of Item 15 were issued pursuant to written compensatory plans or arrangements with our employees, directors and consultants, in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 701 promulgated under the Securities Act or the exemption set forth in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder relative to transactions by an issuer not involving any public offering. All recipients either received adequate information about us or had access, through employment or other relationships, to such information.

(i) Stock Option Grants and Exercises

Since January 1, 2011, we have issued to certain employees, directors and consultants options to purchase an aggregate of 1,683,832 shares of common stock under our 2006 Plan with exercise prices ranging from $0.57 to $12.42 per share. The stock options and the common stock issued and issuable upon the exercise of such options as described in this section (i) of Item 15 were issued pursuant to written compensatory plans or arrangements with our employees, directors and consultants, in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 701 promulgated under the Securities Act or the exemption set forth in Section 4(a)(2) under the Securities

Act and Regulation D promulgated thereunder relative to transactions by an issuer not involving any public offering. All recipients either received adequate information about us or had access, through employment or other relationships, to such information.

All of the foregoing securities are deemed restricted securities for purposes of the Securities Act. All certificates representing the issued shares of common stock, convertible preferred stock and the warrants described in this Item 15 included appropriate legends setting forth that the securities had not been registered and the applicable restrictions on transfer.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

The exhibits to the Registration Statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

ITEM 17.	UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on this 6th of May 2015.

GELESIS, INC.

By:	/s/ Yishai Zohar
Yishai Zohar
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Yishai Zohar	President, Chief Executive Officer and Director (Principal Executive Officer)	May 6, 2015
Yishai Zohar

*	Senior Financial Consultant (Principal Financial Officer)	May 6, 2015
Daniel Geffken

*	Controller (Principal Accounting Officer)	May 6, 2015
Elliot Maltz

*	Chairman of the Board of Directors	May 6, 2015
John LaMattina, Ph.D.

*	Director	May 6, 2015
Elon Boms

*	Director	May 6, 2015
Meghan M. FitzGerald

*	Director	May 6, 2015
Robert Forrester, LL.B.

*By:	/s/ Yishai Zohar
Yishai Zohar
Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

1.1#	Form of Underwriting Agreement.

3.1#	Ninth Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on March 6, 2015.

3.2#	Amended and Restated Bylaws of the Company.

3.3#	Amended and Restated Certificate of Incorporation of the Company to be effective upon the closing of this offering.

3.4#	Amended and Restated Bylaws of the Company to be effective upon the closing of this offering.

3.5#	Certificate of Amendment to Ninth Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on April 22, 2015.

3.6#	Certificate of Amendment to Ninth Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on April 22, 2015, to effect a reverse stock split.

3.7	Certificate of Amendment to Ninth Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of Delaware on May 6, 2015.

4.1#	Specimen certificate evidencing shares of common stock.

4.2#	Warrant Agreement dated as of August 7, 2008 issued to Hercules Technology II, L.P., as amended by Amendment No. 1 to Warrant Agreement dated as of November 30, 2009

4.3#	Warrant Agreement dated as of May 7, 2009, issued to Hercules Technology II, L.P., as amended by Amendment No. 1 to Warrant Agreement dated as of November 30, 2009

4.4#	Warrant Agreement dated as of November 30, 2009, issued to Hercules Technology II, L.P.

4.5#	Warrant Agreement dated as of April 30, 2011, issued to Hercules Technology II, L.P.

4.6#	Preferred Stock Purchase Warrant dated June 29, 2012, issued to One S.r.l.

4.7#	Form of Series A-4 Preferred Stock Purchase Warrant

5.1#	Opinion of Locke Lord LLP.

10.1#	Sixth Amended and Restated Registration Rights Agreement, dated as of March 6, 2015.

10.2#	Amended and Restated Management Services and Overhead Agreement dated as of May 25, 2011 by and between the Company and PureTech Ventures, LLC

10.3#	Amended and Restated Master Agreement dated as of December 29, 2014 by and among the Company, Gelesis, LLC, Luigi Ambrosio, Alessandro Sannino and One S.r.l. as amended by Amendment No. 1 to Amended and Restated Master Agreement dated as of January 30, 2015

10.4† #	Form of Indemnification Agreement between the Company and each officer and each director.

10.5† #	2006 Stock Incentive Plan.

10.6†#	Form of Incentive Stock Option Certificate under 2006 Stock Incentive Plan.

10.7†#	Form of Non-Statutory Stock Option Certificate under 2006 Stock Incentive Plan.

10.8† #	Amended and Restated Employment Agreement dated as of April 22, 2015, by and between the Company and Yishai Zohar.

10.9† #	Amended and Restated Employment Agreement dated as of April 22, 2015 by and between the Company and Robert Armstrong.

Exhibit No.	Description

10.10† #	Amended and Restated Employment Agreement dated as of April 22, 2015 by and between the Company and Hassan Heshmati.

10.11#	Contract for the Use of Spaces and Furniture dated as of August 29, 2011 by and between Gelesis S.r.l. and the University of Salento

10.12#	Royalty and Sublicense Income Agreement dated as of December 18, 2009 by and among the Company, PureTech Ventures, LLC and Gelesis LP as amended by Amendment No. 1 to Royalty and Sublicense Income Agreement dated as of June 28, 2012

10.13† #	Amended and Restated Employment Agreement dated as of April 22, 2015 by and between the Company and Eyal Ron.

10.14† #	2015 Equity Incentive Plan.

10.15† #	Form of Incentive Stock Option Agreement under 2015 Equity Incentive Plan.

10.16† #	Form of Non-Statutory Stock Option Agreement under 2015 Equity Incentive Plan.

10.17† #	Form of Non-Statutory Stock Option Certificate for directors under 2015 Equity Incentive Plan.

10.18	First Amendment to Sixth Amended and Restated Registration Rights Agreement, dated as of May 6, 2015

23.1#	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2#	Consent of Locke Lord LLP (to be included in Exhibit 5.1).

24.1#	Power of Attorney (included on signature page).

†	Management contract or compensatory plan, contract or arrangement.
#	Previously filed.